UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2017, Skyline Corporation (“Skyline” or the “Company”) and its wholly-owned subsidiaries Homette Corporation (“Homette”), Layton Homes Corp. (“Layton”), and Skyline Homes, Inc. (“Homes,” and together with Skyline, Homette, and Layton, the “Loan Parties,” and Skyline and Homes, the “Borrowers” and each a “Borrower”) entered into a Credit Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A. (“Chase”) and other ancillary agreements and documents, including a Security Agreement and Patent and Trademark Security Agreement (collectively referred to along with the Agreement as the “Loan Documents”). Under the Agreement, Chase will provide a three-year revolving credit facility with loan advances to the Borrowers of up to a maximum of $10,000,000, subject to a borrowing base set forth in the Agreement (the “New Facility”). Loan advances bear interest at either 50 basis points above Chase’s floating prime rate (“CBFR”) or 150 basis points in excess of the LIBOR rate for the applicable period (the “Adjusted LIBO Rate”). Loans are secured by the Loan Parties’ assets, now owned or hereafter acquired, except for real property and any life insurance policies owned by any Borrower on the effective date of the Agreement. Interest is payable in arrears on a monthly basis in the case of the CBFR or at the end of the applicable interest rate in the case of the Adjusted LIBO Rate, and all principal and accrued but unpaid interest is due and payable at the maturity of the New Facility. Borrowers may at any time prepay in whole or in part any loan amounts, subject to minimum amounts and breakage costs.

Also under the Agreement, Chase agreed to issue letters of credit for the account of the Borrowers not to exceed $500,000. No advances have yet been made in connection with such letters of credit.

As part of the closing of the financing, the Company paid Chase a closing fee of $25,000 plus legal and due diligence costs. The Loan Parties also agreed to pay the following fees to Chase during the term of the New Facility: (i) a commitment fee payable in arrears at a rate of .25% per annum on the average daily amount of the available revolving commitment under the New Facility during the prior calendar month; and (ii) monthly letter of credit fees payable in arrears at the applicable Adjusted LIBO Rate on the outstanding amount of letters of credit issued and outstanding during the prior month.

The Loan Documents contain covenants that limit the ability of the Loan Parties to, among other things: (i) incur other indebtedness; (ii) create or incur liens on their assets; (iii) consummate asset sales, acquisitions, or mergers; (iv) pay dividends; (v) make certain investments; (vi) enter into certain transactions with affiliates; and (vii) amend a Loan Party’s articles of incorporation or bylaws.

The Agreement also requires compliance with a financial covenant involving a fixed charge coverage ratio as set forth in the Agreement.

If the Borrowers default in their obligations under the Agreement, then the unpaid balances will bear interest at 2.0% per annum in excess of the rate that would apply in the absence of a default. Other remedies available to Chase upon an event of default include the right to accelerate the maturity of all obligations, the right to foreclose on and otherwise repossess the collateral securing the obligations, and all other rights set forth in the Loan Documents.

The events of default under the Agreement include, but are not limited to, the following: (i) certain events of bankruptcy and insolvency; (ii) failure to make required payments; (iii) misrepresentations to Chase; (iv) failure to comply with certain covenants and agreements; (v) changes in control; and (vi) a material adverse change occurs.

The foregoing description of the Loan Documents is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Loan Documents, copies of which are attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

The Loan Documents have been included to provide investors with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described therein, the Loan Documents are not intended to provide any other factual, business, or operations information about the Company. The Loan Documents contain representations and warranties of the Loan Parties that were made solely for the benefit of the parties specified therein. Accordingly, investors should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances of the Company, since they were only made as of the date of the Loan Documents. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Loan Documents.

Forward-Looking Statements

This document contains certain forward-looking information about Skyline that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline. Skyline cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: consumer confidence and economic uncertainty; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing, modular housing and park model industries; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to the Company; market demographics; and management’s ability to attract and retain executive officers and key personnel.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline set forth in this document may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. Skyline assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Item 1.02	Termination of a Material Definitive Agreement.

On July 21, 2017, Skyline and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes Inc. (the “Company”) terminated the Loan and Security Agreement with First Business Capital Corp. (“First Business Capital”) dated as of March 20, 2015, as amended from time to time (the “Prior Facility”). Under the Prior Facility, the Company could borrow up to $10 million under a secured revolving credit facility, subject to certain collateral-obligation ratios. The Prior Facility also provided for the issuance of letters of credit for the account of the Company. Any outstanding amounts under the Prior Facility bore interest at a 3.75% in excess of The Wall Street Journal’s published one year LIBOR rate. The Prior Facility was secured by a security interest granted in substantially all of the Company’s assets.

The Company terminated the Prior Facility in connection with its entry into a new Credit Agreement with JPMorgan Chase Bank, N.A. having terms more favorable to the Company. As of the date of termination, the Company did not have any borrowings outstanding under the Prior Facility. In addition, the Company did not incur any early termination penalties in connection with the termination of the Prior Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated July 21, 2017 between JPMorgan Chase Bank, N.A., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.2	Security Agreement dated July 21, 2017 between JPMorgan Chase Bank, N.A., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.3	Patent and Trademark Security Agreement dated July 21, 2017 between JPMorgan Chase Bank, N.A., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.4	Disclosure Certificate dated July 21, 2017 between JPMorgan Chase Bank, N.A., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: July 27, 2017

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated July 21, 2017 between JPMorgan Chase Bank, N.A., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.2	Security Agreement dated July 21, 2017 between JPMorgan Chase Bank, N.A., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.3	Patent and Trademark Security Agreement dated July 21, 2017 between JPMorgan Chase Bank, N.A., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.

10.4	Disclosure Certificate dated July 21, 2017 between JPMorgan Chase Bank, N.A., Skyline Corporation, and its wholly-owned subsidiaries Homette Corporation, Layton Homes Corp., and Skyline Homes, Inc.